UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2014

MRI INTERVENTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54575	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Commerce Square, Suite 2550 Memphis, Tennessee	38103
(Address of principal executive offices)	(Zip Code)

(901) 522-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Executive Officer.

On September 9, 2014, MRI Interventions, Inc. (the “Company”) entered into an Employment Agreement (the “Agreement”) with Francis (Frank) P. Grillo, whereby Mr. Grillo will serve as the Company’s President effective October 6, 2014 and will also serve as the Company’s Chief Executive Officer effective January 1, 2015. As of January 1, 2015, Kimble L. Jenkins, the Company’s current Chief Executive Officer and President, will serve as the Company’s Executive Chairman.

Mr. Grillo, age 52, has served as Vice President, Marketing and New Business Development of Intuitive Surgical, Inc., a publicly-traded medical technology company, since August 2008. Before joining Intuitive Surgical, Mr. Grillo worked for Kyphon Inc. from February 2006 to June 2008, most recently as Vice President, Marketing and Business Development. Kyphon was a publicly-traded medical technology company prior to its acquisition by Medtronic, Inc. in November 2007. Prior to Kyphon, from September 1996 to January 2006, Mr. Grillo held various positions at Boston Scientific Corporation, most recently as Vice President, Marketing, Women’s Health, Urology/Gynecology Division. Mr. Grillo holds an MBA from J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. degree in Chemical Engineering from Tufts University. There are no family relationships between Mr. Grillo and any of the Company’s directors or executive officers. There are no relationships or related transactions between Mr. Grillo and the Company that would be required to be reported pursuant to Item 404(a) of Regulation S-K.

(e)	Employment Agreement with Mr. Grillo.

The principal terms of the Agreement are summarized below.

Term. The term of Mr. Grillo’s employment begins on October 6, 2014. Mr. Grillo’s employment may be terminated by the Company or Mr. Grillo upon written notice to the other party.

Compensation. Mr. Grillo’s base salary is $350,000, which is subject to adjustment at the discretion of the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), subject to certain limitations. Starting with the fiscal year commencing on January 1, 2015 and for each year thereafter, the Agreement provides that Mr. Grillo is eligible to receive an annual target incentive bonus of 40% of his annual base salary, subject to certain performance goals to be established by the Compensation Committee. The amount of the incentive bonus payable to Mr. Grillo may be more or less than the target amount, depending on whether, and to what extent, applicable performance goals for such year have been achieved. In addition, the Agreement provides that the Company will pay Mr. Grillo an amount equal to the reasonable cost of travel to, and lodging while working from, the Company’s facility in Irvine, California, subject to certain limitations, as well as an amount to offset income taxes associated with that payment.

As an inducement to his employment with the Company, the Agreement provides that Mr. Grillo will be granted a non-qualified stock option to purchase up to 2,400,000 shares of the Company’s common stock. The exercise price of such stock option will be equal to the fair market value of the Company’s common stock on the date of grant. The stock option will vest and become exercisable in three equal annual installments, conditioned on Mr. Grillo’s continued employment.

In addition, under the Agreement, Mr. Grillo is: (i) eligible for additional equity compensation from time to time in amounts and based upon criteria determined by the Compensation Committee; and (ii) entitled to participate in any benefit plan from time to time in effect for the Company’s executives and/or employees generally, subject to the eligibility provisions of that plan.

If the Company terminates the employment of Mr. Grillo without cause or if Mr. Grillo terminates his employment for good reason, as those terms are defined in the Agreement, then Mr. Grillo will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) an amount equal to his annual base salary in effect on the termination date; (iii) an amount equal to his average bonus for the previous two years, if any, except that if such termination occurs during 2014 or 2015, the average bonus will be deemed to be the target bonus for such year; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date. In addition, under the Agreement, if the Company terminates Mr. Grillo’s employment without cause or he terminates his employment for good reason, any unvested stock options and restricted stock previously granted to him will become fully vested on the termination date and, in the case of stock options, will be exercisable until the earlier of three years after the termination date or the final expiration date provided for in the applicable award agreement.

If the Company terminates Mr. Grillo’s employment with cause or if he terminates his employment voluntarily, as those terms are defined in the Agreement, then Mr. Grillo will receive: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; and (ii) reimbursement of business expenses he incurred as of the termination date.

Change of Control Payments. Upon a change of control, as such term is defined in the Agreement, any unvested stock options and restricted stock previously granted to Mr. Grillo will become fully vested. In addition, if the Company terminates Mr. Grillo’s employment without cause, or if he terminates his employment for good reason, in either case within two months prior to or within 12 months following the change of control, then Mr. Grillo will be entitled to receive a lump sum payment equal to the sum of: (i) any portion of base salary and bonus compensation earned but unpaid as of the termination date; (ii) two times his annual base salary in effect on the termination date; (iii) two times the average of his two highest bonuses paid in the previous three years, except that if such termination occurs during 2014 or 2015, the average bonus will be deemed to be the target bonus for such year; (iv) $18,000; and (v) reimbursement of business expenses he incurred as of the termination date.

Non-Competition; Non-Solicitation; Confidentiality; Assignment of Inventions. In connection with the Agreement, Mr. Grillo also entered into a confidentiality agreement and non-compete agreement, which agreements impose on him customary restrictive covenants prohibiting the disclosure of the Company’s confidential information, requiring Mr. Grillo to assign inventions discovered in the scope of his employment to the Company, prohibiting him from competing with the Company during the term of his employment and for one year following the termination of his employment (subject to applicable law), and prohibiting him from soliciting Company employees, consultants and contractors for two years following the termination of his employment.

The foregoing description of the terms of the Agreement is only a summary and is qualified in its entirety by the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On September 11, 2014, the Company issued a press release announcing Mr. Grillo’s employment with the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRI INTERVENTIONS, INC.

By:	/s/ Oscar Thomas
Oscar Thomas
Vice President, Business Affairs

Date: September 11, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement by and between the Company and Francis P. Grillo, dated September 9, 2014

99.1	Press Release of the Company dated September 11, 2014